Exhibit 3.2

BY-LAWS

OF

CIBC HOLDCO INC.

Dated:  June 16, 2016

BY-LAWS
OF
CIBC HOLDCO INC.

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.1.                                 Place of Meetings.  Meetings of the stockholders shall be held at such place as shall be designated by the Board of Directors or the person or persons calling the meeting.

Section 1.2.                                 Annual Meetings.  The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the Corporation’s fiscal year on such date and at such time as shall be designated by the Board of Directors.

Section 1.3.                                 Special Meetings.  Special meetings may be called at any time by the President or the Board of Directors.  Business transacted at each special meeting shall be confined to the purposes stated in the notice of such meeting.

Section 1.4.                                 Notice of Meetings.  A written notice stating the place, date, and hour of each meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary or the person or persons authorized to call the meeting to each stockholder of record entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless a greater period of time is required by law in a particular case.

Section 1.5.                                 Record Date.  In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  If no record date is fixed:  (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.6.                                 Informal Action.  Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 1.7.                                 Action by Stockholders Not Solicited by the Board of Directors.  Prior and as a condition to the effectiveness of any action taken pursuant to Section 1.6 of the By-laws by the Board of Directors, which has not been solicited or recommended by the Board of Directors, the Board of Directors shall have ten (10) business days from the receipt of notice of the action taken by the Stockholders, to verify the validity and legality of the action taken by the Stockholders.

Section 1.8.                                 Quorum and Voting.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings or the stockholders for the transaction of business, except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws.  If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided by statute).  At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.  At all meetings of the stockholders each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless such instrument lawfully provides for a longer period.  At each meeting of the stockholders each stockholder shall have one vote for each share of capital stock having voting power, registered in his or her name on the books of the Corporation at the record date fixed in accordance with these By-laws, or otherwise determined, with respect to such meeting.  Except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat, a quorum being present.

ARTICLE II

DIRECTORS

Section 2.1.                                 Powers of Directors.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute, the Certificate of Incorporation or these By-laws directed to be exercised or performed by the stockholders.

Section 2.2.                                 Number, Election and Term of Office.  The Board of Directors shall consist of not less than three nor more than nine members as fixed from time to time by the Board of Directors.  Directors need not be stockholders of the Corporation.  The directors shall be elected by the stockholders at the annual meeting or any special meeting called for such purpose.  Each director shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal.  A director may resign at any time upon written notice to the Corporation.

Section 2.3.                                 Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director.  The occurrence of a vacancy which is not filled by action of the Board of Directors shall constitute a determination by the Board of Directors that the number of directors is reduced so as to eliminate such vacancy, unless the Board of Directors shall specify otherwise.  When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 2.4.                                 Meetings of Directors.  Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time by resolution appoint; and no notice shall be required to be given of any such regular meeting.  A special meeting of the Board of Directors may be called by the President or any director by giving two (2) days’ notice to each director by letter, electronic mail, telegram, telephone or other oral message.  Except as otherwise provided by these By-laws, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  The Board of Directors may at any time elect one of its members as Chair of the Board of the Corporation, who shall preside at meetings of the Board of Directors and of the stockholders and shall have such powers and perform such duties as shall from time to time be prescribed by the Board of Directors.

Section 2.5.                                 Informal Action.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 2.6.                                 Telephone Participation in Meetings.  Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 2.7.                                 Committees of Directors.  By resolutions adopted by a majority of the whole Board of Directors, the Board may designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors of the Corporation.  The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation (except as otherwise expressly limited by statute), including the power and authority to declare dividends and to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it.  Each such committee shall have such of the powers and authority of the Board as may be provided from time to time in resolutions adopted by a majority of the whole Board.  The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating the Executive Committee or such other committee.

Section 2.8.                                 Removal.  A director may be removed by a majority vote of the stockholders with or without cause, as such term is generally used and defined under Delaware General Corporate Law.

Section 2.9.                                 Compensation.  The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

OFFICERS

Section 3.1.                                 Enumeration.  The officers of the Corporation shall be elected by the Board of Directors and shall consist of, at a minimum, a President, a Secretary and a Treasurer.  Additional officers of the Corporation may be appointed by the Board of Directors or the President from time to time and may include the titles enumerated in this Article III or as the Board may designate from time to time.

Section 3.2.                                 President.  The President shall be the chief executive officer of the Corporation, and shall have general and active charge and control over the business and affairs of the Corporation, subject to the Board of Directors.  If there shall be no Chair of the Board, or in his or her absence or inability to act, the President shall preside at meetings of the Board of Directors and of the stockholders.

Section 3.3.                                 Secretary.  The Secretary shall record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall give notice as required by statute or these By-laws of all such meetings.  The Secretary shall have custody of the seal of the Corporation and of all books, records, and papers of the Corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by resolution of the Board of Directors.  The Secretary shall also have such other powers and perform such other duties as are incident to the office of the secretary of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors, the President or as may be provided by law.

Section 3.4.                                 Treasurer.  The Treasurer shall keep full and accurate accounts of the receipts and disbursements of the Corporation in books belonging to the Corporation, shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall also have such other powers and perform such other duties as are incident to the office of the treasurer of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors, the President or as may be provided by law.  In the event that a Chief Financial Officer is appointed, he or she shall automatically serve as Treasurer without further action, unless or until the Board appoints a Treasurer.

Section 3.5.                                 Executive Officers.  The President, Treasurer (or Chief Financial Officer if serving as Treasurer), the Secretary and any other Officers of the Corporation that the Board may so appoint shall serve as Executive Officers of the Corporation.

Section 3.6.                                 Other Officers.  Each employee of the Corporation whom, from time to time, shall be designated with any of the following titles in accordance with procedures duly adopted by the Corporation or any entity that controls it, shall be deemed an officer of the Corporation:  Chief Administrative Officer, Chief Financial Officer, Chief Operating Officer, Chief Risk Officer, Chief Compliance Officer, Chief Operations Officer, General Counsel, Managing Director, Executive Director, Senior Director and Director.  Any two or more offices may be held by the same person, except for the offices of President and Secretary.  The powers and duties of each other officer, who may from time to time be appointed by the Board of Directors or the President, shall be as specified by, or pursuant to authority delegated by, the Board of Directors or the President (as the case may be) at the time of the appointment of such other officer or from time to time thereafter.

Section 3.7.                                 Term.  Each of the President, Secretary and Treasurer shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal by the Board of Directors, and each other officer shall hold office until his or her earlier resignation or removal by the President or the Board of Directors or termination of employment with the Corporation or any of its affiliates.

Section 3.8.                                 Authorized Signatories.  Deeds, transfers, contracts, obligations, proxies and other documents and instruments may be signed for or on behalf of the Corporation by any officer or executive officer.  Additionally, the Chair of the Board of Directors, President, Chief Administrative Officer, Chief Financial Officer, Chief Operating Officer, General Counsel or any Managing Director is each authorized, in his or her discretion, to designate from time to time one or more officers, employees or agents as authorized signatories of the Corporation who shall have the authority, to the extent so designated, to execute and deliver deeds, transfers, contracts, obligations, proxies and other documents and instruments for and on behalf of the Corporation.  The designation of such authorized signatories shall be in writing and may be evidenced by one or more authorized signatory lists, which lists may contain specimen signatures, manual or facsimile, of such authorized signatories.  Execution of any document pursuant to the authority granted in this Section 3.8, is subject to any policies and or procedures duly adopted by the Corporation or any corporation that controls it related to expenditure of funds or contracting authority.

ARTICLE IV

INDEMNIFICATION

Section 4.1.                                 Indemnification of Directors and Officers.  The Corporation shall indemnify and hold harmless, to the fullest extent now or hereafter permitted by Delaware

General Corporate Law, each director and officer (including former directors and officers) and any other individual who acts or acted at the Corporation’s request as a director, officer or in a similar capacity for another entity, and his or her heirs and legal representatives; provided, (a) the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of, as the case may be, the Corporation or other entity for which they acted at the Corporation’s request as a director, officer or employee and (b) in the case of a criminal action or proceeding, the person had no reasonable cause to believe their conduct was unlawful.  Nothing in this Section 4.1 shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this Section 4.1.

Section 4.2.                                 Indemnification of Others.  Subject to Section 4.1, the Corporation may from time to time indemnify and hold harmless, to the fullest extent now or hereafter permitted by Delaware General Corporate Law, any employee of the Corporation who is or was serving at the request of the Corporation, and his or her heirs and legal representatives; provided, (a) the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of, as the case may be, the Corporation or other entity for which they acted at the Corporation’s request as a director, officer or employee and (b) in the case of a criminal action or proceeding, the person had no reasonable cause to believe their conduct was unlawful.  Nothing in this Section 4.2 shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this Section 4.2.

Section 4.3.                                 Advancement of Expenses.  Upon such terms and conditions, if any, as the Corporation deems appropriate, expenses (including attorneys’ fees) incurred by any current or former officer, director or employee of the Corporation, or any other individual who acts or acted at the Corporation’s request, in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation (at the Corporation’s sole discretion) in advance of the final disposition of such action, suit or proceeding; provided, such advancement shall be subject to and conditioned upon receipt of a written undertaking by or on behalf of such person, in form and substance satisfactory to the Company in its sole discretion, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IV.

Section 4.4.                                 Insurance.  The Corporation may purchase and maintain insurance on behalf of each incumbent or former director and officer against any liability asserted against or incurred by such person in any capacity, or arising out of such person’s status as an Authorized Representative, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.  The Corporation shall not be required to maintain such insurance if it is not available on terms satisfactory to the Board of Directors or if, in the business judgment of the Board of Directors, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.  The Corporation may purchase and maintain insurance on behalf of any person referred to in Section 4.1 hereof against any liability asserted against or incurred by such person in any capacity, or arising out of such person’s status as an Authorized Representative, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

Section 4.5.                                 Definitions.  For the purposes of this Article:

(A)                               Corporation.  References to “the Corporation” include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Authorized Representatives, so that any person who is or was an Authorized Representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(B)                               Authorized Representative.  “Authorized Representative” means a director, officer, employee or agent of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan, or a person serving another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity in any of the foregoing capacities at the request of the Corporation.

ARTICLE V

SHARES OF CAPITAL STOCK

Section 5.1.                                 Issuance of Stock.  Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board of Directors.

Section 5.2.                                 Stock Certificates.  Certificates for shares of the capital stock of the Corporation shall be in the form adopted by the Board of Directors, shall be signed by the President or a Vice President and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and may be sealed with the seal of the Corporation.  All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

Section 5.3.                                 Transfer of Stock.  Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder’s duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

Section 5.4.                                 Lost, Stolen, Destroyed, or Mutilated Certificates.  New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

Section 5.5.                                 Regulations.  The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-laws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.

Section 5.6.                                 Holders of Record.  The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 5.7.                                 Restriction on Transfer.  A restriction on the hypothecation, transfer or registration of transfer of shares of the corporation may be imposed either by these By-laws or by an agreement among any number of stockholders or such holders and the corporation.  No restriction so imposed shall be binding with respect to those securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1.                                 Corporate Seal.  The Corporation may adopt a seal in such form as the Board of Directors shall from time to time determine.

Section 6.2.                                 Fiscal Year.  The fiscal year of the Corporation shall be as designated by the Board of Directors from time to time.

Section 6.3.                                 Authorization.  All checks, notes, vouchers, warrants, drafts, acceptances, and other orders for the payment of moneys of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 6.4.                                 Financial Reports.  Financial statements or reports shall not be required to be sent to the stockholders of the Corporation, but may be so sent in the discretion of the Board of Directors, in which event the scope of such statements or reports shall be within the discretion of the Board of Directors, and such statements or reports shall not be required to have been examined by or to be accompanied by an opinion of an accountant or firm of accountants.

Section 6.5.                                 Effect of By-laws.  No provision in these By-laws shall vest any property right in any stockholder.

Section 6.6.                                 Writing and Signing; Electronic Transmission.  Whenever any provision of these By-laws specifies that a writing is required or permitted to take action or to give notice, such action or notice may also be accomplished by electronic transmission.  Electronic transmission means any form of communication, not directly involving the physical transmission of paper, which creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.  If an electronic transmission is used to satisfy any provision of these Bylaws that specifies that a writing is required or permitted to take action or to give notice and these By-laws require that such writing be signed by a particular person, such electronic transmission need not be signed but must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by that person.  An electronic transmission shall be deemed given (a) if by facsimile telecommunication, when directed to a number at which the recipient has consented to receive notice, (b) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice, (c) if by posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice and (d) if by any other form of electronic transmission, when directed to the recipient.

ARTICLE VII

AMENDMENTS

The authority to adopt, amend or repeal By-laws of the Corporation is expressly conferred upon the Board of Directors, which may take such action by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting duly convened after notice of that purpose, subject always to the powers of the stockholders to adopt, amend or repeal By-laws.